Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on [•], 2020.
Online Go to www.envisionreports.com/AAN or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
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Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
A	Proposals — The Board recommends a vote FOR all director nominees and FOR Proposals 2, 3 and 4.
1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 – Kelly H. Barrett				02 – Kathy T. Betty				03 – Douglas C. Curling
	04 – Cynthia N. Day				05 – Curtis L. Doman				06 – Walter G. Ehmer
	07 – Hubert L. Harris, Jr.				08 – John W. Robinson, III				09 – Ray M. Robinson

		For	Against	Abstain			For	Against	Abstain
2.	Approval of a non-binding advisory resolution to approve the Company’s executive compensation.				3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.
		For	Against	Abstain
4.	Effecting a Holding Company Formation and, in connection therewith, Approval of the Agreement and Plan of Merger, by and among Aaron’s, Inc., Aaron’s Holdings Company, Inc. and Aaron’s Merger Sub, Inc.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. The full name of a corporation should be signed by a duly authorized officer.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IMPORTANT NOTE: Although it is our current intention to allow shareholders to participate in the Annual Meeting in-person, we are monitoring developments relating to the novel coronavirus, or COVID-19, outbreak. We are sensitive to the in-person meeting and travel concerns of our shareholders in these uncertain times. As a result, we may decide to allow shareholders to participate in the Annual Meeting by remote communication, or we may decide to hold the Annual Meeting entirely via remote communication. If we decide that either of these options is necessary or advisable, we will communicate this decision and related instructions in a press release and in the investor relations section of our website, www.aarons.com.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
Proxy — Aaron’s, Inc.	COMMON STOCK
This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on [•], 2020.

The undersigned shareholder of Aaron’s, Inc. hereby constitutes and appoints John W. Robinson III, Steven A. Michaels and Robert W. Kamerschen, or any of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of common stock of Aaron’s, Inc., at the Annual Meeting of Shareholders to be held in Atlanta, Georgia on [•], 2020, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof as you have indicated with respect to the matters referred to on the reverse side of this proxy. If this card is signed and returned without voting instructions, you will be deemed to have instructed the abovementioned attorneys and proxies to vote your shares in accordance with the recommendations of the Company’s Board of Directors listed below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE, “FOR” APPROVAL OF A NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION, “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020 AND “FOR” EFFECTING A HOLDING COMPANY FORMATION AND, IN CONNECTION THEREWITH, APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, BY AND AMONG AARON’S, INC., AARON’S HOLDINGS COMPANY, INC. AND AARON’S MERGER SUB, INC.
Participants in any retirement plan of Aaron’s, Inc. may vote their proportionate share of Company common stock held in the plan by signing and returning this card, or by voting electronically or by telephone. By doing so, you are instructing the trustee to vote all of your shares at the meeting, and at any and all adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side of this proxy. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote your shares in accordance with the recommendations of the Company’s Board of Directors listed above. If this card is not returned (and your shares are not otherwise voted electronically or by telephone) or if this card is returned unsigned, your shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated [•], 2020, and the Proxy Statement furnished therewith.
It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of the Annual Meeting of Shareholders to the undersigned.
This proxy is revocable at or at any time prior to the Annual Meeting.
(Continued and to be dated and signed on reverse side)
C	Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.